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Exhibit 21

AMC ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)
AMC Europe S.A. (France)
Movietickets.com, Inc. (Delaware) (26.2%)
LCE AcquisitionSub, Inc. (Delaware)
LCE Mexican Holdings, Inc. (Delaware)
LCE Lux HoldCo S.à r.l. (Luxembourg)
American Multi-Cinema, Inc. (Missouri)
Club Cinema of Mazza. Inc. (District of Columbia)
AMC License Services, Inc. (Kansas)
MEP Mainstreet Concessionaire, LLC (Missouri) (50%)
Midlands Water Association (Illinois)
Universal Cineplex Odeon Joint Venture (Florida) (50%)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (50%)
AMC ShowPlace Theatres, Inc. (Delaware)
Digital Cinema Implementation Partners, LLC (Delaware) (29%)
National Cinemedia, L.L.C. (Delaware) (23.05%)
AMC Card Processing Services, Inc. (Arizona)
AMC Entertainment International, Inc. (Delaware)
AMC Theatres of Canada, Inc.
Loews Kaplan Cinema Associates Partnership (50%)
Centertainment Development, Inc. (Delaware)
Midland-Empire Partners, LLC (Missouri) (50%)
Burbank Entertainment Village, L.L.C. (Delaware)
AMC Fourth Street, LLC (Missouri) (95%)
AMC Theatres of U.K. Limited (United Kingdom)
AMC ITD, Inc. (Kansas)
REGAMC, LLC (Delaware) (50%)

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  Exhibit 21